Exhibit 99.1

Raytheon Company    Global Headquarters
Waltham, Mass.
Media Contact
Jon Kasle
+1.781.522.5110

corporatepr@raytheon.com
For Immediate Release

Raytheon consolidates businesses and announces key executive roles

WALTHAM, Mass., (March 25, 2013) — Raytheon Company (NYSE: RTN) announced today that it is consolidating its businesses to streamline operations, increase productivity and achieve stronger alignment with its customers’ priorities. The Raytheon Company structure will consist of four businesses: Intelligence, Information and Services, resulting from the combination of the Intelligence and Information Systems and Raytheon Technical Services businesses; and the Integrated Defense Systems, Missile Systems, and Space and Airborne Systems businesses, each of which will be expanded by the realignment of the former Network Centric Systems business operations. This new structure will be effective April 1, 2013.

“Our new structure will help us enhance productivity, agility and affordability in a challenging defense and aerospace market environment,” said William H. Swanson, Raytheon’s Chairman and Chief Executive Officer. “We will remain focused on success for our global customers while returning value to our shareholders.”

Additionally, Raytheon’s Board of Directors has elected Dr. Thomas A. Kennedy to the new position of executive vice president, chief operating officer. Kennedy previously served as vice president, Raytheon Company, and president of Integrated Defense Systems.

“As we continue to operate in an increasingly competitive budget environment, our ability to enhance our operations, expand our global reach, and coordinate our development opportunities is critical to our success,” said Swanson. “Tom’s outstanding leadership skills and his deep understanding of our technologies, customers and global markets make him well qualified to fill this new and important role.”

In his new role, Kennedy will lead the company’s consolidation efforts and will manage day-to-day operating activities, while contributing to the company’s long-range planning and customer engagement strategies. Reporting to Swanson, Kennedy will provide direct leadership to Raytheon’s business presidents as well as to the leaders of several of the company’s enterprise functions, including: Engineering, Technology and Mission Assurance; Contracts and Supply Chain; Business Development; and the Global Business Services group.

Raytheon’s Businesses
In conjunction with the business consolidation, Swanson announced new roles for members of the Raytheon Leadership Team, including:

Daniel J. Crowley has been named president, Raytheon Integrated Defense Systems (IDS), succeeding Kennedy. Headquartered in Tewksbury, Mass., IDS will now include two new product lines: C4I Systems and Air Traffic Management. The expanded business had annual external sales1 of approximately
$6 billion in 2012.

Lynn A. Dugle has been named president of the newly-formed Raytheon Intelligence, Information and Services (IIS) business. John D. Harris II, formerly president of Raytheon Technical Services Company LLC (RTSC), has been named vice president and general manager of the new business, reporting to Dugle. IIS combines the operations of the former Intelligence and Information Systems business, based in Garland, Texas, and RTSC, based in Dulles, Va. The combined business had annual external sales1 of approximately $5.5 billion in 2012.

Dr. Taylor W. Lawrence continues to lead Raytheon’s Missile Systems (RMS) business based in
Tucson, Ariz. The expanded business will now include Combat & Sensing Systems, along with Raytheon UK. The combined business had annual external sales1 of approximately $6.5 billion in 2012.

Richard R. Yuse continues to lead Raytheon’s Space and Airborne Systems (SAS) business based in
El Segundo, Calif. The expanded business, with 2012 annual external sales1 of approximately $6 billion, will now include Integrated Communication Systems and Advanced Programs.

Financial Impact
The consolidation is not expected to have any impact on the company’s 2013 financial guidance. The company anticipates a reduction in workforce of approximately 200 employees related to this effort and annualized cost savings of approximately $85 million.

1 External sales exclude sales between segments, which were $2 billion in 2012 and are eliminated in the consolidated results.

Executive Biographies
Dr. Thomas A. Kennedy, Raytheon Company executive vice president and chief operating officer, previously served as president of Raytheon Integrated Defense Systems (IDS). Prior to his leadership role at IDS, Kennedy served as vice president at Space and Airborne Systems (SAS) where he oversaw the strategy and operations for Tactical Airborne Systems. He was previously vice president for mission systems integration at SAS with responsibility for the UK Ministry of Defence’s Airborne Stand-Off Radar program. Earlier in his career, he led new business and program activities for several radar and electronic warfare systems development programs. A former captain in the U.S. Air Force, Kennedy holds a doctorate in engineering from the University of California Los Angeles, and bachelor’s and master’s degrees in electrical engineering from Rutgers University and the Air Force Institute of Technology, respectively.

Daniel J. Crowley, Raytheon Company vice president and president, Raytheon Integrated Defense Systems, joined Raytheon in 2010 as president of the company’s Network Centric Systems (NCS) business. Crowley has 29 years in the aerospace and defense industry, including roles on key military programs such as Trident II Fleet Ballistic Missile, Atlas/Titan launch vehicles, classified and commercial spacecraft, Terminal High Altitude Area Defense (THAAD), and the F-35 Joint Strike Fighter. He also held senior roles in business development, training, logistics and simulation. Crowley holds a bachelor’s degree in mechanical engineering and a master’s degree in manufacturing systems engineering from the University of Texas at Austin. He also received a master’s degree in management from Stanford University as a Sloan Fellow.

Lynn A. Dugle, Raytheon Company vice president and president, Raytheon Intelligence, Information and Services (IIS), previously served as president of Raytheon’s Intelligence and Information Systems business. Dugle has held officer-level positions within the telecommunications industry, including international assignments to lead teams in Europe, Asia-Pacific and Latin America. Her career has included increasingly senior roles in quality, manufacturing operations, supply chain management, financial analysis and strategic planning. A member of the Intelligence and National Security Alliance (INSA) Board of Directors, Defense Science Board and the CyberPatriot Board of Advisors, Dugle holds bachelor’s degrees in technical management and Spanish from Purdue University. Dugle also holds a master of business administration degree from the University of Texas at Dallas.

John D. Harris II, Raytheon Company vice president and general manager of Raytheon Intelligence, Information and Services, previously served as president, Raytheon Technical Services Company LLC (RTSC). Prior to his role at RTSC, Harris served as vice president of Contracts and Supply Chain for Raytheon Company. His career spans 30 years with the company, including increasingly senior roles in contracts and supply chain, operations, supply chain management, and environmental health and safety at several Raytheon businesses. Harris serves on the RTCA NextGen Advisory Committee, the Board of the USO of Metropolitan Washington, D.C., and the National Advisory Council on Minority Business Enterprise with the U.S. Department of Commerce, and is a member of the Council of Trustees for the Association of the United States Army. Harris received a bachelor of science degree in business administration from Boston University.

Dr. Taylor W. Lawrence, Raytheon Company vice president and president, Raytheon Missile Systems (RMS), previously served as Raytheon’s vice president of Engineering, Technology and Mission Assurance, which included leading the company’s activities in the strategic areas of technology, research, engineering, operations, performance excellence and Raytheon Six Sigma™. Prior to joining Raytheon, Lawrence served as a sector vice president and general manager of a C4ISR and Space Sensors business. Before joining industry, Lawrence served as the staff director for the Select Committee on Intelligence for the U.S. Senate and as a deputy director of the Information Systems Office of the Defense Advanced Research Projects Agency. He has held a variety of scientific and leadership positions at Lawrence Livermore National Laboratory and the California Institute of Technology. Lawrence holds a bachelor’s degree in physics from the California Institute of Technology and a master’s degree in applied physics from Stanford University. He earned his doctorate in applied physics from Stanford in 1992.

Richard R. Yuse, Raytheon Company vice president and president, Raytheon Space and Airborne Systems (SAS), previously held the position of president of RTSC. Over the course of his 37-year career with the company, Yuse served in a number of increasingly senior roles within the IDS business, including senior management positions responsible for programs such as the Ballistic Missile Defense System, THAAD, Upgraded Early Warning Radar and the Sea-Based X-Band Radar. Yuse earned both his bachelor’s and master’s degrees in electrical engineering from Northeastern University, where he is now a member of the University’s Corporation Governing Board.

About Raytheon
Raytheon Company, with 2012 sales of $24 billion and 68,000 employees worldwide, is a technology and innovation leader specializing in defense, homeland security and other government markets throughout the world. With a history of innovation spanning 91 years, Raytheon provides state-of-the-art electronics, mission systems integration and other capabilities in the areas of sensing; effects; and command, control, communications and intelligence systems; as well as a broad range of mission support services. Raytheon is headquartered in Waltham, Mass. For more about Raytheon, visit us at www.raytheon.com and follow us on Twitter @raytheon.